UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2011
Graco Inc.
     (Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88-11th Avenue Northeast
Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (612) 623-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 14, 2011, Graco Inc. (the “Registrant”), Graco Holdings Inc. and Graco Minnesota Inc. (collectively, the “Purchasers”) and Illinois Tool Works Inc. and ITW Finishing LLC (together, the “Sellers”) entered into an Asset Purchase Agreement (the “Agreement”). Under the Agreement, the Purchasers will acquire the operations of the finishing businesses of the Sellers in a $650 million cash transaction. The transaction is expected to close in June 2011, at the earliest, pending regulatory reviews and other customary conditions.
The above description of the Agreement in the attached release is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference in this Current Report on Form 8-K. The Registrant issued a press release on April 14, 2011 announcing the acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference in this Current Report on Form 8-K.
Item 9.01.	Financial Statements and Exhibits.
     (d)           Exhibits
2.1	Asset Purchase Agreement, dated April 14, 2011, by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Illinois Tool Works Inc. and ITW Finishing LLC (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated April 14, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.

Date: April 15, 2011	By	/s/ Karen Park Gallivan
Karen Park Gallivan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Method
Exhibit	Description	of Filing
2.1	Asset Purchase Agreement, dated April 14, 2011, by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Illinois Tool Works Inc. and ITW Finishing LLC (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).	Filed Electronically

99.1	Press Release dated April 14, 2011.	Filed Electronically